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EXHIBIT 11


                             DOLE FOOD COMPANY, INC.

                   COMPUTATIONS OF EARNINGS PER COMMON SHARE
                                  (Unaudited)
                      (in 000s, except per share amounts)

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

                                                           Quarter Ended
                                                     --------------------------
                                                      March 28,        March 22,
                                                        1998             1997
                                                     ---------        ---------
BASIC
 Net income applicable to common shares                $22,761          $42,043


 Weighted average number of common shares
 outstanding during the period                          60,197           59,858
                                                     ---------        ---------

 Basic earnings per common share                         $0.38            $0.70
                                                     ---------        ---------
                                                     ---------        ---------

DILUTED
 Net income applicable to common shares                $22,761          $42,043
                                                     ---------        ---------

 Weighted average number of common shares
   outstanding during the period                        60,197           59,858
   Add:
     Dilutive effect of stock options at average
        prices during the period                           640              338
                                                     ---------        ---------
 Total diluted shares                                   60,837           60,196
                                                     ---------        ---------


Diluted earnings per common share                        $0.37            $0.70
                                                     ---------        ---------
                                                     ---------        ---------
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